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                                                                   Exhibit 10.18

             USI MARKETING SUPPORT AGREEMENT FOR VOLUNTARY BENEFITS
                                  ("AGREEMENT")

     This Agreement is entered into as of November 13 2001, by and between UnumProvident Corporation, a Delaware corporation located at One Fountain Square, Chattanooga, Tennessee 37402 ("Unum") and USI Insurance Services Corp., a Delaware corporation located at 50 California Street, 24th Floor, San Francisco, California ("USI").

                               W I T N E S S E T H
                               - - - - - - - - - -

     WHEREAS, USI wants Unum to pay to USI a Voluntary Benefits Marketing Service Fee ("MSF") in the sum of Five Hundred Thousand Dollars and No Cents ($500,000.00)("Principal Sum") to be used for the following purpose: Marketing, through its network of retail insurance brokerage and administrative service companies, Unum or its subsidiaries' Voluntary Benefits products.

     WHEREAS, Unum is willing to pay to USI the Principal Sum for such purpose with the understanding that the Principal Sum, or a portion thereof, remains subject to reimbursement pursuant to the terms and conditions contained herein.

     NOW THEREFORE, it is understood and agreed as follows:

     l.   Marketing Service Fee Advance. Subject to the terms and conditions
          ------------------------------
contained herein, Unum shall pay to USI the Principal Sum upon execution of this Agreement.

     2.   Principal Sum Reimbursement. On November 1, 2004 (the "Determination
          ----------------------------
Date") Unum shall determine how much, if any, of the Principal Sum paid to USI shall be subject to reimbursement as follows:

          Unum will deduct two percent (2.0%) of the Eligible New Paid
     Annualized

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     Voluntary Workplace Benefits Premium, which is cumulatively produced from
     October 1, 2001 through October 1, 2004 in excess of $16,000,000.00 but not over $41,000,000.00 from the Principal Sum.

          Eligible New Paid Annualized Voluntary Workplace Benefits Premium shall be limited to all New Paid Annualized Voluntary Workplace Benefits Premium attributable to CBP Technologies, Inc. ("CBP") from the following:

          a. 100% of the eligible New Paid Annualized Voluntary Workplace Benefit Premium for the business referred to Unum by CBP.

          b. 100% of the eligible New Paid Annualized Voluntary Workplace Benefit Premium for the business referred to Unum by USI but not enrolled by CBP; however, CBP must notify Unum in writing of these situations on or before the applicable annual calculation of the Eligible New Paid Annualized Voluntary Workplace Benefit Premium.

          c. CBP's percentage share of the eligible New Paid Annualized Premium for the business referred to CBP by Unum. Should CBP receive 100% of the eligible New Paid Annualized Voluntary Workplace Benefit Premium for the business referred to CBP by Unum, CBP will notify Unum what the share CBP is directly paying to the other agents(s).

          Eligible New Paid Annualized Voluntary Workplace Benefits Premium will be calculated based on first month paid premium, annualized from new applications written on Unum or its subsidiaries for the following Voluntary Workplace Benefits Products:

               PS 1000
               PS 2000
               Critical Illness

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               PS Protector
               PS Enhancer
               PS Term

          and any other Voluntary Workplace Benefit Products developed through Unum or its Subsidiaries' Voluntary Workplace Benefits departments

     3.   Reimbursable Principal Sum.
          ---------------------------

          a. The Principal Sum outstanding on October 1, 2004 shall be determined by Unum on November 1, 2004 which sum shall be amortized over a twenty-four (24) month period beginning October 1, 2004 and payable by USI in twenty-two (22) equal monthly installments of principal and interest at a rate per annum of 2% over the rate of interest publicly announced on November 1, 2001 by SunTrust Bank, Chattanooga, N.A. or its successor, from time to time in Chattanooga, Tennessee as its "Base" or "Prime" rate, with payments due on the first business day of each month beginning December 1, 2004 and ending October 1, 2006.

          b. In the event any monthly payment due and payable herein shall become overdue for a period in excess of ten (10) days, a charge of 4% of such overdue payment may be charged by Unum for the purpose of defraying the expense incident to handling such overdue payment. This provision shall not be deemed to excuse a late payment or be deemed a waiver of any other rights Unum may have including the right to declare the entire unpaid principal and interest due and payable.

     4.   Acceleration of Principal Sum.
          ------------------------------

          The Outstanding Principal Sum shall become due and payable within thirty (30) days after USI receives written notice should USI fail to produce Eligible New Paid Annualized

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Voluntary Workplace Benefits Premium in the amount of $4,000,000.00 or greater for the period 9/1/2001 through 8/30/2002; $6,500,000.00 or greater for the period 9/1/2002 through 8/30/2003; $10,000,000.00 or greater for the period 9/1/2003 through 8/30/2004. In the event USI exceeds the Annual Target, as defined below, in any of the above referenced periods, that excess amount will be carried over as a credit to be applied in any subsequent period where there is a shortfall.

          The Annual Target for the period 9/1/2001 through 8.30/2002 shall be $8,000,000.00. The Annual Target for the period 9/1/2002 through 8/30/2003 shall be $13,000,000.00. The Annual Target for the period 9/1/2003 through 8/30/2004 shall be $20,000,000.00.

          Should Unum express its right to accelerate the return of the Principal Sum under this section, USI may deduct from the Principal amount to be returned to Unum before two percent (2%) of the New paid Annualized Voluntary Workplace Benefits Premium generated from October 1, 2001 to the date USI receives the written reimbursement request.

     5.   Conditions Precedent. Prior to closing, Unum shall have received from
          ---------------------
USI's Senior Vice President and General Counsel, in form and content acceptable to Unum, the following:

          a. The most recent certified copy of the Certificate of Good Standing; and

          b. Opinion of Counsel Letter from attorney for USI that this Agreement is valid and enforceable against USI according to its terms.

     6.   Methods of Payment. Payments of principal and interest shall be
          -------------------
payable in lawful money of the United State of America and shall be delivered to Unum Corporation, One

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Fountain Square, Chattanooga, Tennessee 37402, Attention: Ken Chambers 6S, or
such other location as Unum may designate from time to time.

     7. Prepayment. USI shall have the right to prepay the Principal Sum in
        ----------
whole or in part, but not less than $25,000.00 without penalty, plus accrued interest, at any time before October 1, 2006. All such prepayments will be applied upon installments of most remote maturity.

     8. Representations. USI hereby warrants and represents to Unum that:
        ---------------

          a. All necessary administrative and governmental approvals, if any, have been obtained regarding the transaction for which USI will use the proceeds of the payment hereunder.

          b. The execution, delivery and performance by USI of this Agreement, has been duly authorized by the necessary and appropriate parties and are within the corporate power of USI, and this Agreement is enforceable in accordance with its terms and will not result in a breach of any term or condition of USI's charter or by-laws or any indenture, mortgage, deed of trust, loan agreement or any other agreement to which USI is a party.

          c. USI's network of retail insurance brokerage companies are fully-licensed agencies in all material respects under the laws of the state in which they are located and are corporations duly organized and validly existing under those laws.

          d. Except as otherwise disclosed to Unum in writing, there are no proceedings, litigations, or investigations pending, or to the knowledge of USI threatened, against or affecting USI in or before any court, governmental authority, agency, arbitration board or tribunal that individually or in the aggregate involve the reasonable

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     possibility of materially and adversely affecting the condition (financial or otherwise) of USI or the ability of USI to perform this Agreement.

          e. Except as otherwise disclosed to Unum in writing, there has been no material change in the business prospects, profits, property or condition (financial or otherwise) of USI in the last six months, except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse.

          f. Financial statements were supplied to Unum by USI. USI understands that Unum has relied on such financial statements in making the advance hereunder, and such financial statements contain no material errors or omissions and correctly state the financial position of USI in all material respects.

     9. Covenants. USI covenants that so long as the Principal Sum and any
        ---------
interest thereon is subject to reimbursement:

          a. USI shall furnish such financial information as, from time to time, Unum may request, including, but not limited to, certified financial statements on an annual basis.

          b. USI shall continue to be contracted with Unum to write the types of insurance for which it is presently contracted with Unum, subject to Unum's right to terminate any or all of the agency agreement(s) between USI and Unum or any of its affiliated companies, as provided in those agreements, at any time during the term of this Agreement. In the event of a termination of any agency agreement, USI and Unum agree that such terminated agency's production level for the prior periods will be credited through the Determination Date for the purpose of determining any reimbursable amount due to Unum under this Agreement.

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          c. USI shall comply in all material aspects with the provisions of
     ERISA.

          d. USI shall not change its legal name or operate or do business under, as, or in any name other than the name represented in this Agreement without prior written notice to Unum.

     10. Events of Default. Upon the occurrence of any of the following events
         -----------------
("Events of Default"), and notwithstanding Unum's previous knowledge thereof, the principal unpaid balance of the Principal Sum, together with the interest thereon, shall become due and payable on demand of Unum without presentation, demand for payment, notice of dishonor, protest or notice of protest of any kind, all of which are hereby expressly waived by USI:

          a. Any default by USI in the payment, when due, of any part of the principal of or interest on the Principal Sum.

          b. Any warranty or representation by USI contained in this Agreement or in any instrument furnished in compliance with this Agreement is false or incorrect in any material respect.

          c. USI fails to perform or observe any covenant contained in this Agreement.

          d. USI fails to comply with any other provision of this Agreement and such failure continues for more than thirty (30) days after USI has knowledge or notice of such failure.

          e. USI shall (i) become insolvent or bankrupt, or cease, be unable, or admit in writing its inability to pay its debts as they mature, or make a general assignment for the benefit of, or enter into any composition or arrangement with, creditors; (ii) apply for, or consent (by admission of material allegations of a petition or otherwise) to the appointment of a custodian, receiver, trustee or liquidator of it or of a substantial part of

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     its assets, or authorize such application or consent; (iii) permit or suffer proceedings seeking such appointment to be commenced against it without such authorization, consent or application; (iv) authorize or file a voluntary petition in bankruptcy or apply for or consent (by admission of material allegations of a petition or otherwise) to the application of any bankruptcy, reorganization, readjustment of debt, insolvency, dissolution, liquidation or other similar law of any jurisdiction, or authorize such application or consent; (v) permit or suffer proceedings to such end to be instituted against it without such authorization, application or consent; or (vi) permit or suffer all or any substantial part of its property to be sequestered or attached by court order.

          f. Any attachment, seizure, garnishment, or levy with respect to any property of USI by any creditor.

          g. USI's failure to remit payables consisting of collected insurance premiums to the appropriate insurance companies in accordance with each such company's requirements.

          h. Any failure by USI to hold collected insurance premiums in trust for the appropriate insurance companies in accordance with each such company's requirements.

     11. Remedies. Upon the occurrence of an Event of Default, and
         --------
notwithstanding Unum's previous knowledge thereof, Unum and any of its subsidiaries may without notice to USI:

          a. Take any action to enforce payment of the Principal Sum or performance of any of the covenants contained in this Agreement.

          b. Withhold and apply to amounts due Unum hereunder:

               (1) Insurance commissions due USI; and

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               (2) Sums due USI earned through any excess commission or
          marketing support programs.

          c. USI will pay to Unum such amount as shall be sufficient to cover the cost and expense of collection, including, without limitation, reasonable attorneys' fees, expenses and disbursements, and any out-of-pocket costs and expenses of Unum incurred in connection with analyzing, evaluating, protecting, ascertaining, defending or enforcing any of its rights as set fourth herein.

     12. Waiver. Neither the failure nor any delay on the part of USI or Unum to
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exercise any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right, power or privilege.

     13. Benefits. This Agreement shall be binding upon and inure to the benefit
         --------
of USI and Unum, and their respective successors and assigns, and any subsidiaries or subsidiaries of either, whether now or hereafter formed.

     14. Construction. This Agreement shall be governed by and construed in
         ------------
accordance with the laws of the State of Tennessee. In the event any portion of this Agreement shall be unenforceable under the laws of the State of Tennessee, the remaining portion of this Agreement shall remain in effect.

     15. Notices. Any notices or communications required to be given hereunder
         -------
shall be in writing and sent postage prepaid, certified mail-return receipt requested - to the other part at the address on the first page of this Agreement or as designated by USI or Unum. Such notices shall be deemed delivered when sent. Each such notice shall be marked to the attention of "Vice

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President, National Practice, Leader Voluntary Workplace Benefits" if to Unum
and "President" if to USI.

     16. Rating, Underwriting and Marketing Practices. This Agreement and any
         --------------------------------------------
other documents related thereto {"these Agreements"} are not contingent upon Unum's rating, underwriting or marketing practices. These Agreements do not expressly or impliedly obligate Unum to accept insurance business from USI that does not comply with Unum's rating, underwriting or marketing practices as they may exist and change from time to time during the term of these Agreements. USI agrees that changes in rating, underwriting or marketing practices may be made within Unum's sole discretion and that such changes shall not impair or in any way affect USI's obligations under these Agreements. USI also agrees that Unum may terminate any or all of the agency agreements between USI and Unum, or any of its affiliated companies, as provided in said agreements, at any time during the term of these Agreements and that such termination will not impair or in any way affect USI's obligations under this Agreement.

     17. Entire Agreement. This Agreement constitutes the entire agreement
         ----------------
between the parties relating to the matters contained herein and supersedes all previous communications, representations or agreements, either oral or written, with respect to the subject matter hereof. Any modification to this Agreement must be in writing and signed by authorized officers of both parties.

     18. Headings. The section headings herein are included for convenience only
         --------
and shall not be deemed to be a part of this Agreement.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of November 13,
2001.

UNUMPROVIDENT CORPORATION                 USI INSURANCE SERVICES CORP.
         ("Unum")                                    ("USI")


By: /s/ Thomas A. H. White                By: Bernard H. Mizel
   ---------------------------------         -----------------------------------
Name: Thomas A. H. White                  Name: Bernard H. Mizel
Title: Vice President                     Title: CEO

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